Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements (No. 333-15337 and No. 333-138076) on Form S-8 of Video Display Corporation of our reports dated June 13, 2008 relating to our audits of the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of Video Display Corporation for the year ended February 29, 2008.
/s/ Carr, Riggs & Ingram, LLC
Atlanta, Georgia
June 13, 2008